Exhibit 14(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Registration Statement No. 811-09637 on Form N-14 of Merrill Lynch Large Cap Series Funds, Inc. of our reports dated December 14, 2001 for Merrill Lynch Large Cap Core Fund (the “Fund”) and Master Large Cap Core Portfolio, both appearing in the October 31, 2001 Annual Report of the Fund, and to the references to us under the captions “COMPARISON OF THE FUNDS — Financial Highlights — Acquiring Feeder” and “EXPERTS”, appearing in the Proxy Statement and Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York February 19, 2002